Exhibit 10.21

SUBLEASE

THIS SUBLEASE is entered into December 10, 2007 between drugstore.com, Inc., a Delaware corporation (“Subtenant”), and ROD ASHER AND ASSOCIATES, LTD., a Washington corporation (“Sublandlord”).

RECITALS

A. Sublandlord has leased from EOP-NORTHWEST PROPERTIES, L.L.C., a Delaware limited liability company, as predecessor in interest to W2007 SEATTLE OFFICE ONE BELLEVUE CENTER REALTY, LLC, a Delaware limited liability company (“Master Landlord”) certain premises described in the Office Lease Agreement dated March 3, 2004, between Master Landlord and Sublandlord. A copy of the referenced lease is attached as Exhibit A to this Sublease (the “Master Lease”).

B. The premises under the Master Lease are composed of approximately 3,206 rentable square feet of space (as re-measured in 2007, but as incorrectly identified in the Master Lease as 3,138 rentable square feet) on the twentieth (20th) floor, as depicted on the attached Exhibit B (the “Master Lease Premises”) in a building commonly called “One Bellevue Center” located at 411 108th Avenue N.E., Bellevue, Washington, 98004 (the “Building”).

C. Subtenant desires to sublease from Sublandlord and Sublandlord desires to sublease to Subtenant a portion of the Master Lease Premises in the amount of 1,364 rentable square feet (the “Sublease Premises”) on the terms and conditions set forth in this Sublease (the “Sublease”). The Sublease Premises are that portion of the Master Lease Premises depicted on Exhibit B by cross-hatching.

D. Except as specifically set forth herein, all capitalized terms used in this Sublease shall have the meanings set forth in the Master Lease.

AGREEMENT

NOW, THEREFORE, in consideration of the rent payable hereunder, the mutual covenants contained herein, and other good and valuable consideration, the parties agree as follows:

1. AGREEMENT TO SUBLEASE. Subject to Master Landlord’s written consent to the terms of this Sublease (“Master Landlord’s Consent”), Sublandlord hereby subleases the Sublease Premises to Subtenant and Subtenant hereby subleases the Sublease Premises from Sublandlord on the terms and conditions set forth in this Sublease. The recitals set forth above are incorporated into this Sublease as part of the agreement by this reference.

2. TERM. The term of this Sublease shall be for a period of twelve (12) calendar months commencing on January 1, 2008 and ending on December 31, 2008, unless sooner terminated as provided herein or in the Master Lease (the “Term”).

2.1 Extension of Term. The Term may be extended at Subtenant’s election for the remaining seven (7) month term of the Master Lease, which term expires on July 31, 2009. If the Subtenant elects to extend the Term of this Sublease, then the extended Term shall end on July 30, 2009. Subtenant may elect to extend the Term by providing Sublandlord written notice of its exercise of the extension of the Term on or before November 1, 2008. If the Term is extended by Subtenant’s election, then all the terms of this Sublease continue in effect as written through the end of the extended Term.

3. RENT.

3.1 Rent. Subtenant covenants and agrees to pay rent to Sublandlord on a full service basis, with no other amounts due hereunder absent Subtenant’s default (i.e., “Gross Rent”) in monthly installments during the Term in the total amount of $2,728 per month (which is calculated at an annual rate of $24 per rentable square foot), on the first day of each calendar month during the Term commencing January 1, 2008. Gross Rent, together with any amounts payable under Section 3.2 below as Additional Rent, constitutes Subtenant’s entire obligation for rent of any kind under this Sublease, notwithstanding any incorporated provision of the Master Lease.

3.2 Additional Rent. While this Sublease is a fully serviced, gross rent sublease, during the Term Subtenant is responsible to pay and shall pay directly to the service providers when due all costs of telephone and data connections and service provided to the Sublease Premises (the “Additional Rent”). Gross Rent and Additional Rent are sometimes herein referred to collectively as “Rent.” Except for the Rent, Subtenant shall not be required to pay any amounts due under the Master Lease.

3.3 Payment Terms. Gross Rent is due and payable monthly in advance on or before the first (1st) day of each month during the Term. The first monthly installment of Gross Rent shall be paid upon the full execution of this Sublease and delivery to Subtenant of the fully signed Master Landlord’s consent to this Sublease. Additional Rent shall be paid when due under Subtenant’s contracts with its service providers. Should the first or last day of the Term be adjusted by agreement of the parties or otherwise not fall on the first or last day of a month, respectively, then Gross Rent shall be prorated for that fractional month based on a thirty (30) day month, and the appropriate amounts paid or refunded within thirty (30) days after the adjusted date. If, following the end of the Term, Subtenant has unpaid Rent obligations under this Sublease, such payment obligations shall continue regardless of the termination of the Sublease. Except as otherwise specifically provided in this Sublease, Subtenant shall pay all installments of Rent in lawful money without demand, and without abatement, offset or deduction.

3.4 Payment Address. All Gross Rent shall be paid to Sublandlord at such address as Sublandlord may designate in writing. Initially such payments shall be made to Rod Asher and Associates, Ltd., and sent to 411 108th Ave. N.E. Suite 2050, Bellevue, Washington 98004, Attn: Rodney Blumenstein.

3.5 Failure to Pay. If any payment of Gross Rent, or any other sum payable hereunder by Subtenant to Sublandlord, shall not be paid on or before the fifth (5th) day following the due date for the same provided herein, such delinquent payment shall bear interest from the date due until the date paid at the lesser of (a) the maximum rate allowed by law, or (b) an annual interest rate of two percent (2%) over the prime rate quoted by Bank of America, N.T.

& S.A. at its downtown Seattle, Washington branch during the period such interest accrues. Sublandlord agrees to give Subtenant notice of its failure to receive payment of Rent before the fifth (5th) day following the due date for Rent; provided failure to provide such notice shall not affect the accrual of interest as provided in this Section.

3.6 Security Deposit. No security deposit is required from Subtenant.

4. EARLY ACCESS. At any time following full execution of this Sublease, Subtenant may enter the Sublease Premises by appointment for the purpose of evaluating the space and any potential modifications that may be necessary for its occupancy and to have its new telephone and data cabling and services installed. Subtenant may enter the Sublease Premises beginning at 8:00 a.m. local time on December 11, 2007 to install its furniture and equipment so that it may begin its operations in the Sublease Premises on January 2, 2008. Subtenant shall be fully responsible for all damage or claims that may occur resulting from Subtenant’s acts during such period before the first day of the Term.

5. USE. Subtenant agrees that the Sublease Premises shall be used only for the permitted uses set forth in the Master Lease, and for no other use whatsoever without the express consent of the Sublandlord and Master Landlord.

6. ACCEPTANCE OF THE SUBLEASE PREMISES. Possession of the Sublease Premises shall be delivered to Subtenant on the first day of the Term in broom clean condition with all furniture and equipment removed (other than any Sublandlord Personal Property as defined in Section 7), all in accordance with the terms of this Sublease. Subject to satisfactory completion of the work by Sublandlord described in Section 6.1 below to a standard accepted by the Master Landlord, Subtenant accepts the Sublease Premises, the Sublandlord’s Personal Property “AS IS” as of the first day of the Term, and subject also to damage by Subtenant, its employees, agents or invitees during any early access granted in this Sublease to allow the installation of furniture and equipment; provided Sublandlord represents and warrants that it has kept and maintained, and agrees to keep and maintain, the Sublease Premises and its attendant cabling and related electrical, telecommunications or data transmission systems in good condition with no deferral of maintenance, and as otherwise required of Sublandlord under the Master Lease prior to the first day of the Term. Except as otherwise provided herein, Sublandlord is not required to do any work in, or make any improvements to, the Sublease Premises to prepare the Sublease Premises for Subtenant’s occupancy other than to deliver the Sublease Premises in broom clean condition on the first day of the Term. Subtenant acknowledges and agrees that neither Sublandlord nor Master Landlord has undertaken any other obligation to make or agreed to make any alteration or improvements to the Sublease Premises for Subtenant’s use or occupancy thereof, except as otherwise set forth herein. If Subtenant desires to alter or improve the Sublease Premises in any way, Subtenant shall first obtain Master Landlord’s prior written consent to any such alteration or improvement, and any such alterations or improvements shall be made in accordance with the Master Lease.

6.1 Improvements to the Sublease Premises. Subtenant is expressly allowed to install telephone and data services for the Sublease Premises, a key pad security access system on the door leading to the Premises, and locks on doors inside the Sublease Premises for its use during the early access period provided in Section 4 above. Subtenant shall have the right to install telephone and data equipment in the telephone closet in the common hallway and have the closet locked with access restricted to Subtenant, Sublandlord and Master Landlord. Subtenant shall pay directly to its vendors all costs of installing such services and equipment, including but not limited to the costs of adding any electrical, telephone and data outlets, jacks, wiring or cabling, adding an electrical key-pad security system on the exterior public hall-way door leading into the Sublease Premises, and adding door lock mechanisms throughout the Sublease Premises, as needed. On or before the first day of the Term, Sublandlord agrees to make and pay for the improvements needed to demise Sublandlord’s retained portion of the Master Lease Premises from the Sublease Premises, as more fully depicted on Exhibit B hereto. Such work shall be as set forth in the bid for construction services attached hereto as Exhibit C which includes the construction of an interior demising wall across the internal corridor of the Master Lease Premises finished with paint the color of the remainder of the walls in the Sublease Premises. Such work shall comply with the requirements of the Master Lease. If additional work is required by the Master Landlord, then either party shall have the right to terminate this Sublease upon notice to the other within two (2) business days following notice of the requirement for any such additional work.

7. PERSONAL PROPERTY. Subtenant may use the furniture, fixtures, electrical wiring and telecommunications and data cabling located in the Sublease Premises on the first day of the Term, including without limitation the existing receptionist desk, and the telecommunications and data cable runs back to the riser room in the hallway immediately outside of the Sublease Premises (the “Sublandlord’s Personal Property”) at no additional cost during the Term. Sublandlord and Subtenant shall compile and initial a written inventory of the Sublandord’s Personal Property as of the first day of the Term, and shall note the condition of such Sublandlord’s Personal Property on that inventory. Subtenant may use Sublandlord’s Personal Property at its own risk, and is solely responsible for all other cabling and telecommunications, data, internet and networking services and costs it may require. Subtenant: (a) accepts Sublandlord’s Personal Property in its “as is” condition as of the first day of the Term (subject to the last sentence of this Section and as the same may be affected by reasonable wear and tear after the date hereof), without warranty (express or implied) of any kind, including, without limitation, merchantability or fitness for use or any particular purpose; (b) shall maintain and keep the Sublandlord’s Personal Property in reasonably good repair, wear and tear excepted, throughout the Term, and shall insure Sublandlord’s Personal Property against loss or damage by fire or other casualty (and all of the provisions of this Sublease, including the provisions of the Master Lease that are incorporated herein, applicable to insurance required to be carried by Subtenant shall be applicable to Sublandlord’s Personal Property); and (c) surrender Sublandlord’s Personal Property to Sublandlord upon the expiration or sooner termination of the Term in the same condition as at the first day of the Term, as the same may be affected by reasonable wear and tear after the date hereof.

8. PARKING. No parking is being provided by Sublandlord to Subtenant.

9. INCORPORATION OF TERMS OF THE MASTER LEASE.

9.1 Except as expressly amended hereby, this Sublease is subject and subordinate to all the terms and conditions of the Master Lease and the Master Landlord’s consent to this Sublease, to the extent the terms and conditions apply to the Sublease Premises. Consistent with item 5 of Exhibit E to the Master Lease, Sublandlord consents and covenants to obtain Master Landlord’s consent, as part of the consent to this Sublease, to Subtenant’s installation of locks on the doors to the offices in the Sublease Premises. Except for Sections 11.2 and 21 of the Master Lease which is hereby expressly excluded from this Sublease, and except to the extent directly inconsistent with the terms of this Sublease, all of the terms of the Master Lease are hereby incorporated into and made a part of this Sublease as if stated at length herein, and Subtenant accepts this Sublease subject to, and hereby agrees to be bound by, all of the terms, covenants, conditions and agreements contained in the Master Lease, as modified by this Sublease. The parties hereto agree that subject to the provisions of this Sublease, wherever the phrase “Premises,” or words of similar import appear in the Master Lease, the same shall be deemed to mean the Sublease Premises and wherever the words “Landlord” and “Tenant” appear in the Master Lease, the words shall be deemed to refer to Sublandlord and Subtenant, respectively, so that, subject to the provisions of this Sublease, Sublandlord shall have the rights, powers and obligations of Master Landlord under the Master Lease, and Subtenant shall have and does hereby agree to be bound by and accepts all of the rights, powers, duties and obligations of the Tenant under the Master Lease relating to the Sublease Premises during the Term; provided, however, that notwithstanding the foregoing: (a) in all provisions of the Master Lease (before modification by this Sublease) requiring the approval or consent of Master Landlord, Subtenant shall obtain the approval or consent of both Sublandlord and Master Landlord, neither of which shall be unreasonably withheld, conditioned or delayed; (b) in all the provisions of the Master Lease requiring Tenant to submit, exhibit to, supply or provide Master Landlord with evidence, certificates or any other matter or thing, Subtenant shall perform the same for both Sublandlord and Master Landlord; and (c) Sublandlord shall have no obligation to restore or rebuild any portion of the Sublease Premises after any destruction or taking by eminent domain.

9.2 Subtenant shall not commit, nor permit to be committed on the Sublease Premises, any act or omission which would violate any term or condition of the Master Lease or be a cause for termination of the Master Lease by Master Landlord. Subtenant shall indemnify and hold Sublandlord harmless from any loss or claim arising from such violation, which obligations shall survive the termination of this Sublease.

9.3 In the event of any conflict between the Sublease and the Master Lease, the terms of the Sublease shall control. Subject to the foregoing, Subtenant covenants and agrees that it shall not cause a breach of any of the terms, covenants, or conditions of the Master Lease that continues beyond any applicable grace, notice or cure period.

9.4 Sublandlord covenants and agrees not to modify, or cause or suffer to be modified, the Master Lease without the express prior written consent of Subtenant to each modification.

10. TIME FOR NOTICES. For the purpose of this Sublease only, and subject to the provisions of Section 9 of this Sublease, by signing this Sublease and providing its consent, respectively, Sublandlord and Master Landlord agree that whenever in the Master Lease a time is specified for the giving of any notice or the making of any demand by Tenant thereunder, such time is hereby changed by adding two (2) business days thereto, and wherever in the Master Lease a time is specified for the giving of any notice or the making of any demand by the Landlord thereunder, such time is hereby changed by adding two (2) business days thereto in order to allow time for such notices to pass to and from Subtenant. For the purpose of this Sublease only, wherever in the Master Lease a time is specified within which the Tenant must respond to any notice, request or demand previously given or made by Landlord thereunder, or to comply with an obligation on Tenant’s part thereunder, such time is hereby changed by subtracting two (2) business days therefrom to allow Sublandlord to have the notice from Subtenant in time to respond to the Master Landlord. For the purposes of this Sublease only, wherever in the Master Lease a time is specified within which Landlord thereunder must give notice or make a demand following an event, or within which Tenant must respond to any notice, request or demand previously given or made by Tenant thereunder, or to comply with any obligation on Master Landlord’s part thereunder, such time is hereby changed by adding two (2) business days thereto. It is the purpose and intent of this Section to provide Sublandlord with time within which to transmit to Master Landlord any notice or demands received from the Subtenant, and provide Subtenant time within which to act on any notice or demands received from Sublandlord or the Master Landlord.

11. SUBTENANT’S AND SUBLANDLORD’S REPRESENTATIONS.

11.1 Sublandlord represents and warrants that Exhibit A contains a true, correct and complete copy of the Master Lease. Subtenant expressly assumes all of the responsibilities and obligations of Sublandlord under the Master Lease as it pertains to the Sublease Premises, except as otherwise expressly provided in this Sublease. Sublandlord agrees that Subtenant shall be entitled to receive all services and repairs to be provided by Landlord under the Master Lease. Sublandlord agrees that Subtenant shall have direct access to Master Landlord to obtain such services and need only provide Sublandlord notice of its communications regarding such services as provided in this Sublease.

11.2 Sublandlord represents and warrants that if Subtenant timely pays the Gross Rent and performs the terms and provisions hereunder, Subtenant shall peaceably and quietly have, hold and enjoy the Sublease Premises during the Term, free of lawful claims by any party acting by or through Sublandlord, subject to all other provisions of this Sublease. Sublandlord acknowledges that the amount of rent due under the Master Lease is greater than the Gross Rent payable under this Sublease, and thus covenants and agrees with Subtenant to timely pay when due all rent under the Master Lease and perform all obligations of Tenant under the Master Lease not expressly assumed by Subtenant under this Sublease.

11.3 Sublandlord represents and warrants that the Master Lease is in full force and effect, that to Sublandlord’s knowledge no default (nor event which with the passage of time could constitute a default) exists under the Master Lease (and that Sublandlord shall make a reasonable effort to obtain the consent of Master Landlord for this Sublease as required by Section 11 of the Master Lease).

11.4 Sublandlord will use reasonable efforts to obtain a nondisturbance agreement favoring Subtenant in any subordination or attornment agreement described in Section 23 of the Master Lease.

12. RISK OF LOSS. During the Term, Subtenant shall be fully responsible for and shall assume all risk of loss of its personal property, furniture, fixtures, equipment and furnishings in the Sublease Premises and Sublandlord’s Personal Property.

13. INSURANCE. Without limiting the generality of any provision of this Sublease, Subtenant shall comply with the insurance requirements imposed upon Sublandlord as Tenant under the Master Lease. Subtenant agrees to name the Sublandlord and Master Landlord as additional insureds on insurance policies required under the Master Lease and under which the Landlord is required to be named as an additional insured under the Master Lease, and hereby releases Sublandlord and waives subrogation to the same extent as Tenant is required to release and waive subrogation with respect to Landlord under the Master Lease, and Sublandlord agrees to do the same for Subtenant.

14. MAINTENANCE AND REPAIRS. Subtenant shall repair and maintain the Sublease Premises in as good condition and repair substantially as existed on the first day of the Term, reasonable wear and tear, condemnation and casualty excepted.

15. SURRENDER. Upon the expiration or other termination of the Term, Subtenant covenants and agrees to quit and surrender to Sublandlord the Sublease Premises, in accordance with the terms of the Master Lease; provided, however, that in no event shall Subtenant be obligated to repair or restore the Sublease Premises to a condition better than the condition in which the Sublease Premises existed as of the commencement of the Term, reasonable wear and tear, and damage by casualty excepted, nor shall Subtenant be obligated to remove alterations or improvements to the Sublease Premises made by or for the account of itself or Sublandlord.

16. TRANSFER. Subtenant shall be subject to the provisions of Section 11 of the Master Lease with respect to a proposed assignment or sub-sublease; provided that any such transfer that requires the consent of Master Landlord shall also require the consent of Sublandlord, which consent may be granted or not on the standard and procedure in Section 11 of the Master Lease. If Subtenant assigns or sublets as permitted by the Master Lease and this Section, then Subtenant shall nevertheless remain responsible for the faithful performance and observance of all of its covenants and obligations set forth in this Sublease.

17. DEFAULT. If Subtenant fails to perform any obligation under this Sublease, then Sublandlord shall have all rights and remedies allowed to Master Landlord under the Master Lease and at law. If Subtenant shall remain in default in the performance of any of its obligations under this Sublease following the expiration of any applicable grace, notice or cure period, Sublandlord without being under any obligation to do so and without thereby waiving such default, may upon prior written notice to the Subtenant, remedy such default for the account and at the expense of Subtenant. If Sublandlord fails to perform any obligation under this Sublease, then Subtenant shall have all rights and remedies allowed to Tenant under the Master Lease. If Sublandlord shall remain in default in the performance of any of its obligations under the Master Lease or this Sublease following the expiration of any applicable grace, notice or cure period, Subtenant without being under any obligation to do so and without thereby waiving such default, may upon prior written notice to the Sublandlord, remedy such default for the account and at the expense of Sublandlord. If Master Landlord is in default under the Master Lease and fails to cure such default within any applicable cure periods (provided Subtenant has provided notice of such default to the same extent as Sublandlord is required under the Master Lease and subject to the additional time periods for response set forth in Section 10 of this Sublease), then Subtenant shall have the same rights to terminate this Sublease (whether by contract, statute or common law) as Sublandlord would have to terminate the Master Lease based on such default, and shall have such other rights and remedies as provided to Tenant under the Master Lease or at law. If Sublandlord is prevented from performing any of its obligations under this Sublease by a breach by Master Landlord, then Sublandlord shall use reasonable efforts in diligently pursuing correction or cure by Master Landlord of the breach, and in doing so shall cooperate and communicate with Subtenant on the subject.

18. MISCELLANEOUS PROVISIONS.

18.1 Attorneys’ Fees. If a suit, action, arbitration or other proceeding of any nature whatsoever, including without limitation any proceeding under the U.S. Bankruptcy Code, is instituted, or the services of an attorney are retained, to interpret or enforce any provision of this Sublease or with respect to any dispute relating to this Sublease, the prevailing party shall be entitled to recover from the losing party its attorneys’ fees, paralegal fees, accountant fees, and other expert fees, and all other fees, costs, and expenses actually incurred and reasonably necessary in connection therewith. In the event of suit, action, arbitration or other proceeding, the amount of fees shall be determined by the judge or arbitrator, shall include fees and expenses incurred on any appeal or review, and shall be in addition to all other amounts provided by law.

18.2 Brokers. Sublandlord and Subtenant each represent and warrant to each other that no brokers or real estate agents were involved in connection with the negotiation or consummation of this Sublease. Each party shall indemnify and hold the other harmless from any claim for a fee or commission by any person claiming such through such party other than the brokers listed in this Section, and from any damages resulting from breach of the representation and warranty in this Section.

18.3 Notices. Notices under this Sublease shall be in writing and shall be effective when actually delivered or two (2) days after depositing in the United States mail, certified, return receipt requested, directed to the other party at the addresses set forth below:

Subtenant:	drugstore.com, Inc.
411 108th Avenue N.E., Suite 1400
Bellevue, Washington 98004
Attn: General Counsel

Sublandlord:	Rod Asher and Associates, Ltd.
411 108th Avenue N.E., Suite 2050
Bellevue, Washington 98004
Attn: Rodney Blumenstein

Either party may change its notice address by not less than ten (10) days prior written notice to the other.

18.4 Delivery of Notice. Subtenant and Sublandlord shall promptly transmit to the other any notice or demands received from Master Landlord or any other party having an interest to which this Sublease is subordinate.

18.5 Submission of Sublease. The submission of this Sublease for review and consideration does not constitute an offer to sublease, or a reservation of or option for subleasing the Sublease Premises. The Sublease shall become effective and binding only upon execution and delivery hereof by Sublandlord and Subtenant, and consent thereto by Master Landlord.

18.6 Counterparts. This Sublease may be executed in counterparts and be delivered and accepted by facsimile or electronic reproduction of an executed document, each of which shall be deemed an original, all of which taken together shall constitute one and the same instrument, provided that the parties shall, following execution, circulate, execute and deliver to each other one of three (3) ink signature originals, with the remaining original provided to the Master Landlord.

18.7 Complete Agreement. This Sublease constitutes the complete and final agreement of the parties with respect to the matters covered by this Sublease, and supersedes and replaces all prior written and oral agreements. All the Exhibits referenced in and attached to this Sublease are incorporated into this Sublease by this reference and made a part of this Sublease.

18.8 Master Landlord’s Consent. The effectiveness of this Sublease is conditioned on and subject to the written consent of Master Landlord to this Sublease, as required by Section 11 of the Master Lease. Sublandlord agrees to use diligent efforts to obtain such consent within ten (10) days following full execution of this Sublease. If such consent has not been obtained on or before the first day of the Term set forth above, then the Term of this Sublease shall not commence until such consent has been obtained. In such event, Subtenant shall have the right to terminate this Sublease by delivering written notice to Sublandlord. Sublandlord shall pay Master Landlord any review fee or other fee that may be charged by Master Landlord as a result of this Sublease.

IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first set forth above.

SUBLANDLORD:	ROD ASHER AND ASSOCIATES, LTD.

By:
Its:

SUBTENANT:	drugstore.com, Inc.

By:
Its:

STATE OF WASHINGTON                )

                                                                )ss.

COUNTY OF                                        )

On this              day of December, 2007, before me personally appeared                                                                                       , to me known to be the                                      of drugstore.com, Inc., the Delaware corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that              was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

Signature:

Name:(print)

NOTARY PUBLIC in and for the State

of Washington, residing at

My appointment expires:

STATE OF WASHINGTON                )

                                                                )ss.

COUNTY OF                                        )

On this              day of December, 2007, before me personally appeared                                                                                       , to me known to be the                                      of Rod Asher And Associates, Ltd., the Washington corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that              was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

Signature:

Name:(print)

NOTARY PUBLIC in and for the State

of Washington, residing at

My appointment expires: